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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                      of
                         Coordinated Healthcare, Inc.

          The undersigned hereby adopts the following Articles of Incorporation for the purpose of forming a corporation under the provisions of Chapter 607 Florida Statutes:

                                ARTICLE I. NAME
                                ---------------

          The name of this corporation is Coordinated Healthcare, Inc. (the "Corporation").

                         ARTICLE II. - MAILING ADDRESS
                         -----------------------------

          The mailing address of the Corporation is:

                              2050 West 56 Street
                                   Suite 123
                            Hialeah, Florida 33016

                         ARTICLE III. - CAPITAL STOCK
                         ----------------------------

          The maximum number of shares which this Corporation is authorized to have outstanding at any time is 10,000 shares of Common Stock having a par value of $0.01 per share.

                       ARTICLE IV. - INITIAL REGISTERED
                               OFFICE AND AGENT
                       --------------------------------

          The initial registered office of this Corporation shall be at 2601 S. Bayshore Drive, Suite 1600, Miami, Florida 33133, and the initial registered agent of this Corporation shall be A Z REGISTERED AGENT CORPORATION, 2601 S. Bayshore Drive, Suite 1600, Miami, Florida 33133.

                          ARTICLE V. - INCORPORATOR
                          -------------------------

          The name and street address of the person signing these Articles of Incorporation is Arnold M. Jaffee, 2601 S. Bayshore Drive, Miami, Florida 33133.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on February 15, 1995.


THIS INSTRUMENT PREPARED BY:                     /s/ Arnold M. Jaffee
                                        ----------------------------------------
ARNOLD M. JAFFEE, ESQ.                  Arnold M. Jaffee, Incorporator

Adorno & Zeder, 2601 S. Bayshore Drive, Suite 1600
Miami, Florida 33133 (305-858-5555)
                             Florida Bar No:358487